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                                                                    EXHIBIT 12.1

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                         MISSION RESOURCES CORPORATION - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                       (dollars in millions)


                                                                  Year ended              Six Months                Year ended
                                                                   June 30,                 ended                  December 31,
                                                                -----------------        December 31,           -------------------
                                                                 1996        1997            1997                1998         1999
                                                                -------------------------------------------------------------------
EARNINGS
  Pre-tax income (loss) from continuing operations                 982       4,645             3,548           (77,251)       8,813
  Income tax expense                                                46       2,585             2,114            (6,069)      (3,154)
  Impairment expense                                                 -           -                 -            73,899            -
  Mining venture expense                                             -           -                 -                 -            -
  Fixed charges                                                  1,657       4,477             5,978            11,660       11,845

    Totals earnings available for fixed charges                  2,685      11,707            11,640             2,239       17,504

FIXED CHARGES
  Interest and debt expense                                      1,579       4,034             5,631            10,825       11,014
  Amortized debt issuance costs and discounts                       78         443               347               835          831

    Total fixed charges                                          1,657       4,477             5,978            11,660       11,845

RATIO OF EARNINGS TO FIXED CHARGES                                 1.6         2.6               1.9               0.2          1.5


                                                                             Mission
                                                                            Resources             Three months ended
                                                                            Pro forma                  March 31,
                                                        Year Ended         year ended    --------------------------------------
                                                        December 31,       December 31,   Bellwether-       Mission Resources
                                                            2000               2000       Historical           Pro forma
                                                       ------------------------------------------------------------------------

EARNINGS
  Pre-tax income (loss) from continuing operations         32,208             41,837         6,396               9,678.00
  Income tax expense                                      (12,222)            (5,064)        3,473               5,799.00
  Impairment expense                                            -                  -             -                      -
  Mining venture expense                                        -                  -           779                      -
  Fixed charges                                            15,375             41,302         3,737               7,885.00

    Totals earnings available for fixed charges            35,361             78,075        14,385              23,362.00

FIXED CHARGES
  Interest and debt expense                                14,816             39,865         3,510                  7,527
  Amortized debt issuance costs and discounts                 559              1,437           227                    358

    Total fixed charges                                    15,375             41,302         3,737                  7,885

RATIO OF EARNINGS TO FIXED CHARGES                            2.3                1.9           3.8                    3.0
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